AMENDMENT NO. 1
TO ACCOUNTING SERVICES AGREEMENT

Thrivent Financial for Lutherans and LB Series Fund, Inc. hereby agree that, effective ____, 2004, the following new series shall be deemed Portfolios under terms of the Accounting Services Agreement dated April 1, 2003, between Thrivent Financial for Lutherans and LB Series Fund, Inc.:

  Thrivent Partner Technology Portfolio

  Thrivent Partner Small Cap Value Portfolio

  Thrivent Small Cap Stock Portfolio

  Thrivent Small Cap Index Portfolio

  Thrivent Mid Cap Stock Portfolio

  Thrivent Mid Cap Index Portfolio

  Thrivent Large Cap Stock Portfolio

  Thrivent Large Cap Index Portfolio

  Thrivent Real Estate Securities Portfolio

  Thrivent Balanced Portfolio

  Thrivent Partner High Yield Portfolio

  Thrivent Bond Index Portfolio

  Thrivent Mortgage Securities Portfolio

A revised Schedule B is attached hereto.

LB SERIES FUND, INC.

By___________________________
Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By______________________________
Bruce J. Nicholson, President
and Chief Executive Officer

SCHEDULE B

Portfolio                                                                Fee
---------                                                                ---
Opportunity Growth Portfolio                                          $  31,000
Small Cap Growth Portfolio                                            $  14,000
Mid Cap Select Growth Portfolio                                       $  14,000
Mid Cap Growth Portfolio                                              $  45,000
World Growth Portfolio                                                $  43,000
All Cap Portfolio                                                     $  19,000
Growth Portfolio                                                      $ 195,000
Investors Growth Portfolio                                            $  18,000
Growth Stock Portfolio                                                $  16,000
Value Portfolio                                                       $  25,000
High Yield Portfolio                                                  $  88,000
Income Portfolio                                                      $ 103,000
Limited Maturity Bond Portfolio                                       $  28,000
Money Market Portfolio                                                $  39,000
Technology Stock Portfolio                                            $  14,000
Small Cap Value Portfolio                                             $  13,000
Small Cap Stock Portfolio                                             $  22,000
Small Cap Index Portfolio                                             $  38,000
Mid Cap Stock Portfolio                                               $  16,000
Mid Cap Index Portfolio                                               $  19,000
Capital Growth Portfolio                                              $  27,000
Large Company Index Portfolio                                         $  64,000
Real Estate Securities Portfolio                                      $  14,000
Balanced Portfolio                                                    $  65,000
High Yield Bond Portfolio                                             $  27,000
Bond Index Portfolio                                                  $  31,000
Mortgage Securities Portfolio                                         $  14,000